Atlassian Announces Third Quarter Fiscal Year 2024 Results and CEO Transition
Quarterly revenue of $1,189 million, up 30% year-over-year
Quarterly subscription revenue of $1,071 million, up 41% year-over-year
Quarterly GAAP operating margin of 1% and non-GAAP operating margin of 27%
Quarterly cash flow from operations of $565 million and free cash flow of $555 million
Team Anywhere/San Francisco (April 25, 2024) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its third quarter ended March 31, 2024. Atlassian also announced co-founder Scott Farquhar will step down as co-CEO effective August 31, 2024, with co-founder Mike Cannon Brookes continuing to lead Atlassian as CEO. A shareholder letter was posted on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q3fy24 and in the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
Third Quarter Fiscal Year 2024 Earnings Results
“It’s been a milestone quarter for Atlassian,” said Mike Cannon-Brookes, co-founder and co-CEO.
“We’ve delivered $1.2 billion in revenue in Q3, up 30% year-over-year, driven by subscription revenue growth of 41% year-over-year. We drove record free cash flow of $555 million, up 59% year-over-year.
“Today, Atlassian is a cloud-majority company. We have over 300,000 customers using our Cloud products and have seen a 3x increase in paid seats in Cloud since we announced end-of-support for Server three and a half years ago. We have a significant opportunity to drive durable, long-term growth as we continue to execute against our cloud roadmap and deliver innovation across our cloud platform. We’re excited to share more at our flagship customer event next week, Team ’24,” concluded Cannon-Brookes.
CEO Transition
After an incredible 23 years, Scott Farquhar has made the decision to step down as co-CEO to spend more time with his young family, improve the world via philanthropy, and help further the technology industry globally.
“While it's a difficult decision to step away, I do so knowing Atlassian is exceptionally positioned to take hold of the massive opportunities at its feet. We have a strong leadership team, and great momentum around cloud, enterprise, and now, AI,” said Farquhar.
Cannon-Brookes added, “The contribution Scott has made at Atlassian is impossible to quantify. Starting with just the two of us in 2001, to a global company of over 11,000 employees and over USD $4 billion in annual revenue, Atlassian would not be the company it is today without Scott. I am truly grateful to have had him by my side every day for the last 23 years.”
Scott’s last day as co-CEO will be August 31, 2024. He will continue as an active Board member and assume a special advisor role.
Mike will continue to lead as CEO as Atlassian pursues its mission to unleash the potential of every team and capitalize on its strengths in the AI era. To read Scott’s blog post, visit: https://www.atlassian.com/blog/announcements/scott-farquhar-ceo-transition.
Third Quarter Fiscal Year 2024 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,189.1 million for the third quarter of fiscal year 2024, up 30% from $915.5 million for the third quarter of fiscal year 2023.
•Operating Income (Loss) and Operating Margin: Operating income was $17.8 million for the third quarter of fiscal year 2024, compared with operating loss of $161.6 million for the third quarter of fiscal year 2023. Operating margin was 1% for the third quarter of fiscal year 2024, compared with (18%) for the third quarter of fiscal year 2023.
•Net Income (Loss) and Net Income (Loss) Per Diluted Share: Net income was $12.8 million for the third quarter of fiscal year 2024, compared with net loss of $209.0 million for the third quarter of fiscal year 2023. Net income per diluted share was $0.05 for the third quarter of fiscal year 2024, compared with net loss per diluted share of $0.81 for the third quarter of fiscal year 2023.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the third quarter of fiscal year 2024 totaled $2.1 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $316.5 million for the third quarter of fiscal year 2024, compared with operating income of $197.1 million for the third quarter of fiscal year 2023. Operating margin was 27% for the third quarter of fiscal year 2024, compared with 22% for the third quarter of fiscal year 2023.
•Net Income and Net Income Per Diluted Share: Net income was $232.5 million for the third quarter of fiscal year 2024, compared with net income of $138.0 million for the third quarter of fiscal year 2023. Net income per diluted share was $0.89 for the third quarter of fiscal year 2024, compared with net income per diluted share of $0.54 for the third quarter of fiscal year 2023.
•Free Cash Flow: Cash flow from operations was $565.4 million and free cash flow was $554.9 million for the third quarter of fiscal year 2024. Free cash flow margin for the third quarter of fiscal year 2024 was 47%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Atlassian Marketplace Surpasses $4 Billion in Lifetime Sales: The Atlassian Marketplace surpassed $4 billion in lifetime sales since its inception in 2012. More than 1,800 Marketplace partners have created more than 5,700 apps and integrations, delivering additional value and innovation to customers.
•Loom Named to Fast Company’s List of World’s Most Innovative Companies 2024: Loom was named to Fast Company’s List of World’s Most Innovative Companies of 2024. In addition to delivering a seamless asynchronous video communication experience, the launch of advanced AI capabilities makes video creation easy with the ability to edit the transcript to say what you want, automatically share your message, and identify calls to action. This recognition is a testament to the dedication of our new Loom teammates, who continue to push the boundaries of the future of work.
•Optic Acquisition: Atlassian announced the acquisition of Optic, an Application Programming Interface (API) documentation and management company. Optic provides engineering organizations with native API documentation making it easier for developers to publish accurate API docs, avoid breaking changes, and improve the design of their APIs. Together with Compass, Optic will accelerate our ability to empower engineering teams and improve productivity by helping developers find the documentation they need and ship faster.
•Confluence Whiteboards: Atlassian released Confluence whiteboards into general availability. Confluence whiteboards are a freeform way for teams to collaborate, brainstorm, draw, and visualize in a simple, integrated way. Whiteboards allows teams to seamlessly connect individual thoughts and ideas to workflows, by moving from a whiteboard into Jira without even having to change screens.
•New Data Residency Regions Unlocked in the Cloud: Atlassian announced multiple new data residency regions available to customers: India, Japan, South Korea, Switzerland, and the United Kingdom. The expansion of data residency availability, now offered in 12 geographies, provides customers with control and flexibility on where they store their cloud data.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its third quarter of fiscal year 2024 with 44,336 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 19% year-over-year.
•Achieved Recognition on Fortune’s List of 100 Best Companies to Work For™ 2024: Atlassian was recognized, for the sixth consecutive year, on Fortune’s list of 100 Best Companies to Work For™. This remarkable accomplishment is a testament to the dedication, innovative spirit, and collective effort of all Atlassians who build upon our exceptional culture.
•Atlassian Team ’24: Atlassian will hold its flagship Team ’24 conference in Las Vegas from April 30, 2024 through May 2, 2024. Thousands of customers, partners, and Atlassians will come together to talk about teamwork innovation, and hear exciting announcements that advance the way teammates work together through deep human insights and breakthrough technologies. More information on Team ’24 can be found at https://events.atlassian.com/team.

Financial Targets:
Atlassian is providing its financial targets as follows:
Fourth Quarter Fiscal Year 2024:
•Total revenue is expected to be in the range of $1,120 million to $1,135 million.
•Cloud revenue growth year-over-year is expected to be approximately 32%.
•Data Center revenue growth year-over-year is expected to be in the range of 40% to 42%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (7.0%) on a GAAP basis and approximately 18.5% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s third quarter fiscal year 2024 shareholder letter dated April 25, 2024.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q3fy24, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, April 25, 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. Our agile & DevOps, IT service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 300,000 companies of all sizes worldwide - including NASA, Audi, Kiva, Deutsche Bank and Dropbox - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence and Jira Service Management at https://atlassian.com.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, product features, including AI capabilities, customers, cloud migrations, macroeconomic environment, anticipated growth, outlook, potential benefits and synergies from Loom and other acquisitions, technology, and other key strategic areas, and our financial targets such as total revenue, Cloud and Data Center revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, gain on a non-cash sale of a controlling interest of a subsidiary, and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenues:
Subscription	$1,071,355	$760,680	$2,855,518	$2,122,863
Maintenance	29,530	94,225	177,230	313,813
Other	88,243	60,548	194,265	158,873
Total revenues	1,189,128	915,453	3,227,013	2,595,549
Cost of revenues (1) (2)	213,425	168,652	585,990	463,989
Gross profit	975,703	746,801	2,641,023	2,131,560
Operating expenses:
Research and development (1) (2)	576,490	522,344	1,595,007	1,395,026
Marketing and sales (1) (2)	223,814	220,921	637,894	567,240
General and administrative (1)	157,595	165,103	458,249	464,127
Total operating expenses	957,899	908,368	2,691,150	2,426,393
Operating income (loss)	17,804	(161,567)	(50,127)	(294,833)
Other income (expense), net	(10,990)	(943)	(23,964)	21,597
Interest income	21,414	15,047	69,233	29,153
Interest expense	(8,453)	(7,978)	(26,430)	(21,607)
Income (loss) before provision for income taxes	19,775	(155,441)	(31,288)	(265,690)
Provision for income taxes	(7,023)	(53,596)	(72,312)	(162,119)
Net income (loss)	$12,752	$(209,037)	$(103,600)	$(427,809)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.05	$(0.81)	$(0.40)	$(1.67)
Diluted	$0.05	$(0.81)	$(0.40)	$(1.67)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	259,717	256,825	258,738	255,949
Diluted	261,778	256,825	258,738	255,949
(1)Amounts include stock-based compensation as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cost of revenues	$17,840	$17,581	$53,874	$46,747
Research and development	190,322	167,994	528,587	447,465
Marketing and sales	33,383	36,571	103,832	97,922
General and administrative	40,974	41,281	121,652	110,709
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cost of revenues	$12,454	$5,696	$25,282	$17,090
Research and development	94	94	281	281
Marketing and sales	3,646	2,365	8,723	7,376

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	March 31, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$1,948,978	$2,102,550
Marketable securities	163,318	10,000
Accounts receivable, net	646,082	477,678
Prepaid expenses and other current assets	155,551	146,136
Total current assets	2,913,929	2,736,364
Non-current assets:
Property and equipment, net	80,961	81,402
Operating lease right-of-use assets	180,967	184,195
Strategic investments	220,125	225,538
Intangible assets, net	312,816	69,072
Goodwill	1,285,745	727,211
Deferred tax assets	2,780	9,945
Other non-current assets	65,942	73,052
Total assets	$5,063,265	$4,106,779
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$188,241	$159,293
Accrued expenses and other current liabilities	484,896	423,131
Deferred revenue, current portion	1,698,639	1,362,736
Operating lease liabilities, current portion	46,437	44,930
Term loan facility, current portion	50,000	37,500
Total current liabilities	2,468,213	2,027,590
Non-current liabilities:
Deferred revenue, net of current portion	256,926	182,743
Operating lease liabilities, net of current portion	225,208	237,835
Term loan facility, net of current portion	924,724	962,093
Deferred tax liabilities	19,036	10,669
Other non-current liabilities	34,987	31,177
Total liabilities	3,929,094	3,452,107
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	3,938,577	3,130,631
Accumulated other comprehensive income	13,767	34,002
Accumulated deficit	(2,818,176)	(2,509,964)
Total stockholders’ equity	1,134,171	654,672
Total liabilities and stockholders’ equity	$5,063,265	$4,106,779

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$12,752	$(209,037)	$(103,600)	$(427,809)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,464	15,523	55,560	45,619
Stock-based compensation	282,519	263,427	807,945	702,843
Impairment charges for leases and leasehold improvements	—	61,098	—	61,098
Deferred income taxes	3,207	1,495	(98)	6,308
Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(1,378)	(45,158)
Net loss (income) on strategic investments	4,060	(1,812)	11,750	17,264
Net foreign currency loss (gain)	(2,276)	(177)	142	(6,005)
Other	412	1,381	698	1,611
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	(119,819)	8,460	(166,494)	(38,031)
Prepaid expenses and other assets	(35,986)	(15,163)	(59,528)	(40,530)
Accounts payable	28,227	(27,700)	28,850	22,034
Accrued expenses and other liabilities	67,149	131,238	54,958	81,055
Deferred revenue	301,681	123,636	393,135	215,037
Net cash provided by operating activities	565,390	352,369	1,021,940	595,336
Cash flows from investing activities:
Business combinations, net of cash acquired	—	—	(844,727)	(600)
Purchases of property and equipment	(10,520)	(2,691)	(19,522)	(23,227)
Purchases of strategic investments	(4,250)	(9,000)	(8,250)	(18,450)
Purchases of marketable securities	(74,544)	—	(213,690)	(10,000)
Proceeds from maturities of marketable securities	63,000	26,250	79,150	73,950
Proceeds from sales of marketable securities and strategic investments	—	8	61,392	629
Net cash provided by (used in) investing activities	(26,314)	14,567	(945,647)	22,302
Cash flows from financing activities:
Principal payments of term loan facility	(12,500)	—	(25,000)	—
Repurchases of Class A Common Stock	(35,377)	(31,748)	(203,029)	(31,748)
Proceeds from other financing arrangements	—	2	—	1,398
Net cash used in financing activities	(47,877)	(31,746)	(228,029)	(30,350)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2,769)	421	(1,986)	(996)
Net increase (decrease) in cash, cash equivalents, and restricted cash	488,430	335,611	(153,722)	586,292
Cash, cash equivalents, and restricted cash at beginning of period	1,461,763	1,637,969	2,103,915	1,386,686
Net decrease in cash and cash equivalents included in assets held for sale	—	—	—	602
Cash, cash equivalents, and restricted cash at end of period	$1,950,193	$1,973,580	$1,950,193	$1,973,580

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cloud	$703,036	$534,891	$1,960,893	$1,522,269
Data Center	364,134	221,551	881,835	587,043
Server	29,720	94,389	177,645	314,370
Marketplace and other (1)	92,238	64,622	206,640	171,867
Total revenues	$1,189,128	$915,453	$3,227,013	$2,595,549
(1) Included in Marketplace and other is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Gross profit
GAAP gross profit	$975,703	$746,801	$2,641,023	$2,131,560
Plus: Stock-based compensation	17,840	17,293	53,874	46,459
Plus: Amortization of acquired intangible assets	12,454	5,696	25,282	17,090
Plus: Restructuring charges (1)	—	9,247	—	9,247
Non-GAAP gross profit	$1,005,997	$779,037	$2,720,179	$2,204,356
Gross margin
GAAP gross margin	82%	82%	82%	82%
Plus: Stock-based compensation	2	2	1	2
Plus: Amortization of acquired intangible assets	1	—	1	1
Plus: Restructuring charges (1)	—%	1%	—%	—%
Non-GAAP gross margin	85%	85%	84%	85%
Operating income
GAAP operating income (loss)	$17,804	$(161,567)	$(50,127)	$(294,833)
Plus: Stock-based compensation	282,519	252,678	807,945	692,094
Plus: Amortization of acquired intangible assets	16,194	8,155	34,286	24,747
Plus: Restructuring charges (1)	—	97,848	—	97,848
Non-GAAP operating income	$316,517	$197,114	$792,104	$519,856
Operating margin
GAAP operating margin	1%	(18%)	(2%)	(11%)
Plus: Stock-based compensation	25	28	26	26
Plus: Amortization of acquired intangible assets	1	1	1	1
Plus: Restructuring charges (1)	—	11	—	4
Non-GAAP operating margin	27%	22%	25%	20%
Net income
GAAP net income (loss)	$12,752	$(209,037)	$(103,600)	$(427,809)
Plus: Stock-based compensation	282,519	252,678	807,945	692,094
Plus: Amortization of acquired intangible assets	16,194	8,155	34,286	24,747
Plus: Restructuring charges (1)	—	97,848	—	97,848
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(1,378)	(45,158)
Less: Income tax adjustments (2)	(78,969)	(11,689)	(146,271)	3,513
Non-GAAP net income	$232,496	$137,955	$590,982	$345,235
Net income per share
GAAP net income (loss) per share - diluted	$0.05	$(0.81)	$(0.40)	$(1.67)
Plus: Stock-based compensation	1.08	0.98	3.11	2.70
Plus: Amortization of acquired intangible assets	0.06	0.03	0.13	0.10
Plus: Restructuring charges (1)	—	0.39	—	0.39
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(0.01)	(0.18)
Less: Income tax adjustments (2)	(0.30)	(0.05)	(0.56)	0.01
Non-GAAP net income per share - diluted	$0.89	$0.54	$2.27	$1.35
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net income (loss) per share	261,778	256,825	258,738	255,949
Plus: Dilution from dilutive securities (3)	—	425	1,273	590
Weighted-average shares used in computing diluted non-GAAP net income per share	261,778	257,250	260,011	256,539
Free cash flow
GAAP net cash provided by operating activities	$565,390	$352,369	$1,021,940	$595,336
Less: Capital expenditures	(10,520)	(2,691)	(19,522)	(23,227)
Free cash flow	$554,870	$349,678	$1,002,418	$572,109

(1) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the three and nine months ended March 31, 2023.
(2) In fiscal year 2024, we began to utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal year 2024, we determined the projected non-GAAP tax rate to be 27%. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where the company operates.
(3) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the nine months ended March 31, 2024 and three and nine months ended March 31, 2023, respectively, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending June 30, 2024
GAAP gross margin	81.0%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	83.5%

GAAP operating margin	(7.0%)
Plus: Stock-based compensation	24.0
Plus: Amortization of acquired intangible assets	1.5
Non-GAAP operating margin	18.5%